Calculation of Filing Fee Tables

S-3

…………..

(Form Type)

Brighthouse Life Insurance Company of NY

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	457(o)	N/A	N/A	3,330,935,000	$92.70 per million	$308,777.67	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	415(a)(6)	169,065,000	N/A	$169,065,000	N/A	N/A	S-3/A	333-229553	June 3, 2019	$20,490.68

	Total Offering Amounts				N/A	$3,500,000,000	N/A	$308,777.67	N/A	N/A	N/A	N/A

Total Fees Previously Paid	N/A	N/A	N/A	$0	N/A	N/A	N/A	N/A

Total Fee Offsets	N/A	N/A	N/A	$0	N/A	N/A	N/A	N/A

Net Fee Due	N/A	N/A	N/A	$308,777.67	N/A	N/A	N/A	N/A

(1)..Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A